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                                                                    EXHIBIT (21)


Tecumseh Products Company Report on
Form 10-K for the period ended
December 31, 1996

Subsidiaries of the Company

         The following is a list of subsidiaries of the Company as of December 31, 1996 except that certain subsidiaries, the sole function of which is to hold the stock of operating subsidiaries, which in the aggregate do not constitute significant subsidiaries, have been omitted. Subject to the foregoing in each case, 100% of the voting securities (except for directors' qualifying shares, if required) are owned by the subsidiary's immediate parent as indicated by indentation.

                                                                             State or Country
         Name                                                                of Organization
         ----                                                                ---------------
         MP Pumps, Inc.                                                      Michigan
         Ottawa Machine & Tool Co.                                           Michigan
         Tecumseh do Brasil, Ltd.                                            Brazil
                 Tec Kold International Company, Ltd.                        Lichteinstein
                          SICOM Europe Srl                                   Italy
         Tecumseh Products Company of Canada, Ltd.                           Canada
         Tecumseh Products Company, Engine & Transmission
            Group, Dunlap Operations, Inc.                                   Tennessee
         Douglas Products, Inc.                                              Georgia
         Tecumseh France S.A.                                                France
                 L'Unite Hermetique S.A.                                     France
                          Societe Des Moteurs Electriques
                             de Normandie S.A.                               France
                           Societe Immobiliere De Construction
                             de La Verpilliere                               France
                 Tecumseh Services EURL                                      France
         Tecumseh Products Company, International
            Division, Inc. (FSC)                                             Virgin Islands
         Tecumseh Europa, S.p.A.                                             Italy
                 Society T.I.G.E.R.                                          France
                 Tecumseh Deutschland GmbH                                   Germany
                 Tecumseh U.K. Limited                                       United Kingdom
         Little Giant Pump Co.                                               Oklahoma
         Trenton Division, Inc.                                              Tennessee
         Vitrus, Inc.                                                        Rhode Island

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